Exhibit 99.2

November 29, 2005

Naturade, Inc.
14370 Myford Road, #100
Irvine, CA 92606
Attention: Stephen M. Kasprisin

Re: Overadvance Side Letter

Dear Mr. Kasprisin:

Reference is hereby made to that certain Security and Purchase Agreement dated as of July 26, 2005 by and among Naturade, Inc., a Delaware corporation (“Naturade”) and such other subsidiaries of Naturade which are from time to time party thereto (such other subsidiaries, together with Naturade, collectively, the “Company”) and Laurus Master Fund, Ltd. (“Laurus”) (as amended, modified and/or supplemented from time to time, the “Security Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement. Reference is made to the letter agreement, dated as of September 20, 2005 between the Company and Laurus (the “First Overadvance Waiver”), pursuant to which Laurus agreed to fund an Overadvance (as defined therein) to the Company in the aggregate principal amount of $325,000 (the “First Overadvance”). Laurus is hereby notifying you of its decision to again exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make a Loan to the Company in excess of the Formula Amount on the date hereof (the “Second Overadvance”, and together with the First Overadvance, the “Overadvances”). The aggregate principal amount of the Overadvances as of the date hereof shall be $650,000 (subject to the terms of reduction set forth in the following paragraph) (the “Initial Overadvance Amount”). The Company hereby acknowledges that it is receiving $325,000 of proceeds from the Second Overadvance (of which proceeds, $50,000 shall be paid to Laurus as consideration for providing the Overadvance on the terms set forth herein) but is otherwise obligated to repay the Overadvance in full (i.e. $650,000 together with accrued interest and fees which remain unpaid in respect thereof) as required per the terms set forth herein and in the Security Agreement.

In connection with making the Overadvance, during the period commencing on the date hereof through an including November 1, 2006 (the “Period”), Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances; provided however, that the Company shall at all times be required to repay to Laurus all amounts in excess of the then applicable Overadvance Amount (as defined below) immediately upon the occurrence of such excess. Laurus further agrees that solely for such Period (but not thereafter), to the extent that the Company has not breached any of its obligations hereunder, (i) the Overadvance shall not trigger an Event of Default under Section 19(a) of the Security Agreement and (ii) notwithstanding anything to the contrary set forth in Section 5(b)(iii) of the Security Agreement, during the Period the Overadvance rate of interest applicable to such Overadvance shall be the Contract Rate of interest otherwise applicable to Loans as determined pursuant to Section 1 of the Revolving Note from time to time. Imterest shall (i( be calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on January 3,2006 on the first business day of each consecutive calendar month thereafter through and including the November 1, 2006, whether by acceleration or otherwise. All other terms and provisions of the Security Agreement and the Ancillary Agreements shall remain in full force and effect.

During the Period commencing on January 3, 2006 (the “First Overadvance Reduction Date”) and continuing through November 1, 2006 (the “Overadvance Reduction Period”), on the first business day of each month falling within the Overadvance Reduction Period (each, an Overadvance Reduction Date”), commencing on First Overadvance Reduction Date, the Overadvances otherwise permitted hereunder shall be reduced to such aggregate principal amount as is set forth on Annex A opposite such Overadvance Reduction Date (each, a “Reduced Overadvance Amount” and, together with the Initial Overadvance Amount (as shall be in effect on the date hereof until giving effect to the First Overadvance Reduction Date), each an “Overadvance Amount”), and the Company shall pay to Laurus on each such Overadvance Reduction Date all amounts outstanding and in excess of the then applicable Reduced Overadvance Amount. During the Period, so long as no Event of Default has occurred and is continuing, the Company shall be permitted to request borrowings of Loans in excess of the Formula Amount to the extent that the aggregate principal amount of such Loans, when added to the aggregate principal amount of all other Loans, fees and accrued interest then outstanding and in excess of the Formula Amount, shall not exceed the Reduced Overadvance Amount applicable as of the date of such proposed borrowing. The foregoing payment obligations of the Company shall be in addition to, and not in substitution of, all other payment obligations of the Company to Laurus as may be required under the terms of the Security Agreement and the Ancillary Agreements referred to therein. For the avoidance of doubt, all proceeds applied by the Company in repayment of its obligations to Laurus hereunder and under the Security Agreement and the Ancillary Agreements shall be first applied as a repayment of the Overadvances unless otherwise agreed by Laurus.

This letter may not be amended or waived except by an instrument in writing signed by the Company and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein, including, without limitation, with respect to those communications set forth in the First Overadvance Waiver.

Peter H. Pocklington hereby agrees to unconditionally and irrevocably, guarantee the due and punctual payment and performance of all Overadvances and further agrees and acknowledges that, in respect of that certain Guarantee, dated as of July 26, 2005 issued by Peter H. Pocklington to Laurus, (i) the defined term “Guaranteed Documents” as set forth therein is hereby amended to include this Overadvance Side Letter and (ii) that for the avoidance of doubt, the defined term “Obligations” shall include the prompt and full payment when due, by acceleration or otherwise, of all sums now or any time hereafter due from Company to Laurus in connection with such Overadvances.

The Company understands that the Company has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Company’s determination that neither this letter nor the terms and provisions of this letter, (collectively, the “Information”) are material. The Company has had an opportunity to consult with counsel concerning this determination. The Company hereby agrees that Laurus shall not be in violation of any duty to the Company or its shareholders, nor shall Laurus be deemed to be misappropriating any information of the Company, if Laurus sells shares of common stock of the Company, or otherwise engages in transactions with respect to securities of the Company, while in possession of the Information.

If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

LAURUS MASTER FUND, LTD.

By:_/s/David Grin

	Name: Title:	David Grin Director

Agreed and accepted on the date hereof:

NATURADE, INC. By:/s/Bill Stewart

Name: Bill Stewart

Title: CEO

Agreed and acknowledged as of the date hereof:

PETER H. POCKLINGTON

By: Peter H. Pocklington

ANNEX A

Overadvance Reduction Date	Reduced Overadvance Amount
January 3, 2006	$325,000

February 1, 2006	$292,500

March 1, 2006	$260,000

April 3, 2006	$227,500

May 1, 2006	$195,000

June 1, 2006	$162,500

July 3, 2006	$130,000

August 1, 2006	$97,500

September 1, 2006	$65,000

October 2, 2006	$32,500

November 1, 2006	$0